UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 22, 2022

RGC RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E. Roanoke, Virginia	24016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $5 Par Value	RGCO	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 if the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.06.	MATERIAL IMPAIRMENTS.

RGC Midstream, LLC ("Midstream"), a wholly owned subsidiary of RGC Resources, Inc. ("Resources") is an equity method investor in Mountain Valley Pipeline, LLC ("LLC"), a joint venture established for the construction and operation of the Mountain Valley Pipeline ("MVP") and MVP Southgate.

Due to recent decisions by the U.S. Court of Appeals for the Fourth Circuit ("Court") vacating and remanding certain permits necessary to complete the construction of the MVP project, increasing uncertainty exists in regard to the cost and to the ultimate completion of the pipeline.  The Court's actions, combined with the recent decisions by Midstream's partners to impair their respective investments in the LLC, have given rise to the determination today by Resources of the likelihood of Midstream recognizing a material impairment of its investment in the LLC.  Midstream is currently in the process of re-evaluating its investment in MVP and MVP Southgate. Any impairment charge resulting from this evaluation will be included in an amendment to this Form 8-K and reflected in the Resources' second fiscal quarter results of operations.

Resources and Midstream continue to be committed to the completion of the MVP and will continue to evaluate the viability of its investments in these projects.

ITEM 8.01.	OTHER EVENTS.

In connection with the recent actions by the Court, Resources has issued a press release under Exhibit 99.1 denoting the likelihood of the recognition of a material impairment of the investment in the LLC and Resources decision to withdraw its previously issued earnings guidance for fiscal 2022.

ITEM 9.01.	FINANCIAL STATEMENT AND EXHIBITS.

99.1	RGC Resources, Inc. Press Release dated February 22, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: February 22, 2022	By:	/s/ Jason A. Field
Jason A. Field
Vice President, Chief Financial Officer and Treasurer